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                                                                  EXHIBIT 10(aa)

                  [HOUSTON INDUSTRIES INCORPORATED LETTERHEAD]


July 17, 1996



Mr. Lee W. Hogan
11006 Hedwig Green
Houston, Texas  77026

Dear Lee:

                 This letter confirms in writing our agreement regarding the supplemental pension that Houston Industries Incorporated ("HII") will pay to (or in respect of) you upon your retirement, disability or death, as further described below.

                 1. OBLIGATION WITH RESPECT TO SUPPLEMENTAL PENSION: In consideration of your continued employment as an executive officer with HII or one of its subsidiaries or affiliates (the "Company" herein) until the earliest of: (a) your normal retirement date, as such date is determined in the sole discretion of the Board of Directors of HII, (b) the date of any disability entitling you to a benefit under the terms of the Houston Industries Incorporated Long Term Disability Plan, as amended from time to time, or (c) the date of your death, HII will pay to you (or to your spouse or other beneficiary under the Houston Industries Incorporated Retirement Plan, as amended from time to time (the "Retirement Plan")) a supplemental pension, out of the general funds of HII. The supplemental pension will be calculated in the same manner and payable under the same terms and conditions as the pension provided to (or in respect of) you under the Retirement Plan; provided, however, that (i) the supplemental pension shall be determined as if you had been an employee of the Company throughout the 15-year period commencing 15 years before your first day of actual employment with the Company as well as during the period of your actual employment with the Company (all of such service to be counted for purposes of eligibility, vesting, benefit accrual, minimum pensions and the fulfillment of service requirements for any form of pension benefit under the Retirement Plan) and (ii) the supplemental pension shall be reduced by any benefit actually received by you (or your spouse or other beneficiary) under (x) the Retirement Plan and (y) any Houston Industries Incorporated Benefit Restoration Plan.

                 2. WITHHOLDING OF TAXES: HII or any successor thereto may withhold from any benefits payable under this agreement all federal, state, city or other taxes as may be required pursuant to any applicable law or governmental regulation or ruling.

                 3. NO EMPLOYMENT AGREEMENT: Nothing in this agreement shall give you any rights (or impose any obligations) with respect to employment by HII or any affiliate or subsidiary thereof or successor thereto, nor shall it give such entities any rights (or impose any obligations) with respect to performance of duties by you.
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Mr. Lee W. Hogan                     -2-                           July 17, 1996




                 4. NO ASSIGNMENT; SUCCESSORS: Your right to receive any payments or benefits hereunder is not assignable or transferable, whether by pledge, by creation of a security interest, voluntarily, involuntarily, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Paragraph 4, HII shall have no liability to pay any amount so attempted to be assigned or transferred. This agreement shall inure to the benefit of and be enforceable by your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

                  5. APPLICABLE LAW: This agreement is entered into under, and shall be governed for all purposes by, the laws of the State of Texas.

                 6. SEVERABILITY: If a court of competent jurisdiction determines that any provision of this agreement is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this agreement and all other provisions shall remain in full force and effect.

                 If you agree to the terms of this letter agreement, please sign and date below.

                                        Yours very truly,



                                        /s/ DON D. JORDAN
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                                        Don D. Jordan

/s/ LEE W. HOGAN
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Lee W. Hogan

July 29, 1996
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Execution Date